Exhibit 10.5

October 20, 2014

Mr. David M. Shaffer
<Address>
<City, State, Zip Code>

Re: Appointment as President and Chief Operating Officer of EnerSys
Dear Dave:
As has been previously discussed with you, we are pleased to offer you the position of President and Chief Operating Officer (collectively, the “Positions”) of EnerSys (the “Company”). Your employment in the Positions will be at-will and will be subject to the terms and conditions of this letter agreement.
1.    Title. You will serve as the Company’s President and Chief Operating Officer and, in such capacity, will report directly to the Company’s Chief Executive Officer (the “CEO”). In addition, you will have such duties and responsibilities that are commensurate with the Positions, as determined from time-to-time by the CEO.
2.    Nature of Employment; Time Commitment. Your employment in the Positions will commence effective as of November 1, 2014 (the “Effective Date”). So long as you are employed by the Company, you shall devote substantially all of your business time and energy and your best efforts to the performance of your duties as an employee of the Company and shall faithfully and diligently serve the Company in accordance with this letter agreement and the guidelines, policies and procedures of the Company as in effect from time-to-time. This obligation, however, shall not preclude you from engaging in appropriate civic, charitable or religious activities or, with the consent of the Company’s CEO and in compliance with the Company’s policies, from serving on the boards of directors of companies that are not competitors to the Company, as long as such activities do not materially interfere or conflict with your responsibilities to, or your ability to perform your duties of employment for, the Company.

3.    Compensation; Benefits. During your employment with the Company:
(a)    Base Salary. The Company shall pay you an annual base salary of $460,000.00, subject to annual review and adjustment by the Compensation Committee of the Board (the “Compensation Committee”).
(b)    MIP. You will be eligible to participate in the EnerSys Management Incentive Plan as such plan may be in effect from time-to-time.
(c)    Reimbursement of Business Expenses. You will be reimbursed for reasonable customary and necessary out-of-pocket business expenses in accordance with the rules and policies of the Company as in effect from time-to-time.
(d)    Reimbursement of Certain Relocation Expenses. The Company will reimburse you reasonable amounts, approved by the Company in advance, that you are required to pay to ship personal effects from your residence in Switzerland to Pennsylvania, provided that you submit receipts documenting these expenses.
(e)    Benefits. You will receive medical, fringe and related employee benefits made generally available to eligible members of senior management of the Company based in the United States in accordance with, and subject to, plan terms and documents (and conditions thereof) as in effect from time-to-time.
(f)    Equity-Based Awards. Subject to approval of the Board or the Compensation Committee, you will be eligible to receive equity-based awards subject to the terms and conditions of the Company’s applicable equity incentive plan as may be in effect at the time of grant, and an agreement between you and the Company in the form approved by the Board or the Compensation Committee.
4.    Swiss Contract Acknowledgment. You hereby acknowledge and agree that:
(a)    you are a party to a certain letter agreement, dated January 21, 2013, with the Company (the “Swiss Letter Agreement”), and to a certain employment contract, dated January 21, 2013, with the Company’s affiliate, EH Europe GmbH (the “Swiss Employment Contract” and together with the Swiss Letter Agreement, collectively, the “Swiss Employment Agreement”); and
(b)    your employment with EH Europe GmbH and the Term (as defined in the Swiss Letter Agreement) shall automatically terminate effective as of the close of business on the day immediately preceding the Effective Date, and, at such time (including, but not limited to, Section 3 of the Swiss Letter Agreement), the Swiss Employment Agreement shall forthwith become void and have no further force or effect, except for (i) the provisions of Section 2(f) of the Swiss Letter Agreement (pertaining to tax return preparation and tax equalization in connection with your employment with EH Europe GmbH during the Term) and, to the extent necessary to effectuate such Section 2(f), Sections 5, 6 and 7 of the Swiss Letter Agreement and (ii) the provisions of Sections 5, 6 and 8 and the first sentence of Section 9 of the Swiss Employment Contract which, by their terms, relate to post-Term rights or obligations, all of which provisions shall survive such termination and remain in full force and effect in accordance with their respective terms.
5.    Termination: Either party can terminate your employment with the Company at any time for any reason or no reason upon giving the other party advance written notice of termination. In the event of such termination, you shall receive (a) all accrued unpaid base salary through the date of termination, (b) reimbursement of expenses through the date of termination and reimbursable pursuant to Section 5(c) above (provided that reimbursement is requested and properly documented within 60 days of termination), and (c) medical and related employee benefits pursuant to plan terms and conditions and as otherwise required pursuant to applicable law.
6.    Miscellaneous.
(a)    This letter agreement contains the entire understanding and agreement between you and the Company with respect to your employment in the Positions, except for (i) a certain severance benefits letter agreement, dated June 7, 2013, between you and the Company with respect to certain severance and termination benefits and (ii) the award agreements between you and the Company executed pursuant to the respective Equity Incentive Plans (as hereinafter defined in this Section 7(a)). Except as set forth herein, this letter agreement supersedes any previous oral and written negotiations, agreements, commitments and writings, except that the “Noncompetition,” “Wrongful Solicitation” and “Confidentiality/Specific Performance” sections in the EnerSys 2004 Equity Incentive Plan, the EnerSys 2006 Equity Incentive Plan, the EnerSys 2010 Equity Incentive Plan (collectively, the “Equity Incentive Plans”) and award agreements between you and the Company thereunder shall survive the execution of this letter agreement.
(b)    This letter agreement may not be modified in any manner, except by an instrument in writing and signed by the parties.
(c)    This letter agreement shall be binding upon and inure to the benefit of you and your heirs and beneficiaries, and it shall be binding upon and inure to the benefit of the Company and its successors and assigns.
(d)    This letter agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e)    This letter agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the choice of law or conflicts of law rules and laws of such jurisdiction.
(f)    You agree that any action brought to enforce this letter agreement, or to test the enforceability of any of its provisions, shall be brought exclusively in either the United States District Court of the Eastern District of Pennsylvania or the Court of Common Pleas of Berks County. You hereby voluntarily consent to personal jurisdiction in the Commonwealth of Pennsylvania and waive any right you may otherwise have to contest the assertion of jurisdiction over you in Pennsylvania.
7.    Acceptance of Employment. If you are in agreement with the terms and conditions of this letter agreement, please sign this letter agreement where indicated below.
ENERSYS DELAWARE INC.

By    /s/ Richard W. Zuidema
Name:    Richard W. Zuidema
    Title:    President

I have read and understood this letter agreement and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ David M. Shaffer
David M. Shaffer

Dated: October 20, 2014